UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2007 (September 14, 2007)

GateHouse Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33091	36-4197635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 WillowBrook Office Park, Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 598-0030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 17, 2007, GateHouse Media, Inc. (the “Company”), issued a press release, attached hereto and incorporated herein by reference as Exhibit 99.1, announcing the completion of the sale (the “Disposition”) of The Herald-Dispatch, The Putnam Herald, and the Lawrence Herald located in Huntington, West Virginia, to Champion Publishing, Inc. (the “Buyer”) for a purchase price of $77 million. The Disposition was completed on September 14, 2007, and was effected pursuant to an asset purchase agreement (the “Agreement”) dated June 28, 2007 by and among the Company, GateHouse Media West Virginia Holdings, Inc., and GateHouse Media Illinois Holdings, Inc., as sellers, Champion Publishing, Inc., as buyer, and Champion Industries, Inc. (“Champion”), as buyer guarantor, incorporated herein by reference as Exhibit 2.1. Other than the Agreement, there are no material relationships between the Company and the Buyer or Champion or any of their respective affiliates and the purchase price consideration was determined by an arm’s length negotiation process.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

2.1	Asset Purchase Agreement, dated as of June 28, 2007, by and among GateHouse Media, Inc., GateHouse Media Illinois Holdings, Inc., GateHouse Media West Virginia Holdings, Inc., as sellers, Champion Publishing, Inc., as buyer, and Champion Industries, Inc., as buyer guarantor, filed as Exhibit 2.9 to the Company’s Form S-1/A filed July 13, 2007 (File No. 001-33091), is hereby incorporated by reference as Exhibit 2.1.

99.1	Press Release dated September 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEHOUSE MEDIA, INC.

/s/ Michael Reed
Michael Reed Chief Executive Officer

Date: September 18, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit

2.1	Asset Purchase Agreement, dated as of June 28, 2007, by and among GateHouse Media, Inc., GateHouse Media Illinois Holdings, Inc., GateHouse Media West Virginia Holdings, Inc., as sellers, Champion Publishing, Inc., as buyer, and Champion Industries, Inc., as buyer guarantor, filed as Exhibit 2.9 to the Company’s Form S-1/A filed July 13, 2007 (File No. 001-33091), is hereby incorporated by reference as Exhibit 2.1.

99.1	Press Release dated September 17, 2007